EXHIBIT 10(as)

GROUP EXCESS BENEFIT PLAN

CONTENTS

Section	Page	Description

I.	1	Schedule of Benefits

II.	1	Definitions

III.	2	Premiums

IV.	3	Eligibility and Effective Date

V.	4	Benefits

VI.	4 & 5	Coordination of Benefits

VII.	6 & 7	Payment of Benefits

VIII.	8	Termination of Insurance

IX.	9	General Provisions

X	10 & 11	Continuation

I. SCHEDULE OF BENEFITS

BENEFITS: 100% of all Covered Expenses

MAXIMUM BENEFIT FOR EACH CLASS OF EMPLOYEES: The Maximum Annual Benefit for each Benefit Year as specified in the application of the Policyholder and as approved by the Company.

LIMITATION. This Schedule of Benefits is subject to all of the provisions contained in this policy.

II. DEFINITIONS

Benefit Year: The twelve month period which:

1.	Begins on the Effective Date of this policy, and the same date each calendar year thereafter; and
2.	Ends on the day before that date each calendar year thereafter (herein called the Anniversary Date).

            Class: A classification of its Employees by the Policyholder, which is determined by salary, position, length of service or other conditions of employment. The amount of Coverage under this Policy will be identical for each covered Unit of the same class.

            Coverage: The Benefits granted by the Company with respect to each Class. The maximum amount of such Benefits for each Benefit Year is as specified in the application of the Policy and as approved by the Company.

Covered Expenses: Any bona fide medical or dental expense which is:

1.	Incurred while this Policy is in force and while the Insured Person is covered hereunder; and
2.	Recognized as a covered expense in accordance with the provision of Section 213 of the Internal Revenue Code of 1954, as amended, and of the Regulations and rulings promulgated thereunder; and
3.	Cosmetic Surgery as any procedure that is directed at improving the patient's appearance and does not meaningfully promote the proper function of the body or prevent or treat illness;
4.	Not an expense which is payable under any other Plan, regardless of whether claim for such payment has been made; and
5.	Not an expense due to an injury or illness which is covered by Workers' Compensation, maritime, or any occupational disease law.

Covered Unit: An Insured Employee or an Insured Employee and his Dependents. The terms "Insured Employee", "Insured Dependent", and "Insured Person" are used in this Policy to denote the individuals so covered where applicable.

Plan: Refer to definition provided in Section VI. Coordination of Benefits

III. PREMIUM

3.1	Premium Payment Agreement. The amount and manner of payment of premiums due under this Policy is specified in the Premium Payment Agreement between the Policyholder and the Company

3.2

Grace Period. Unless the Policyholder has given notice of termination, a grace period of 31 days shall apply during which coverage under this Policy shall remain in force. This Policy shall automatically terminate at the end of the Grace Period if the Policyholder has failed to pay the full amount of any premium due within the time required by the Premium Payment Agreement. This provision does not apply to the initial (advance) premium.

3.3

Limitation of Liability for Premium. The maximum liability of the Policyholder for the payment of Reimbursement Premiums, as defined in the Premium Payment Agreement, for each Benefit Year shall be equal to 85% of the Aggregate Liability applicable to such year as provided below.

a.

Maximum Annual Aggregate Liability. The Maximum Annual Aggregate Liability (Aggregate Liability) for each Benefit Year is the sum of the Maximum Annual Benefits for each Covered Unit which is insured under this Policy at any time during the Benefit Year.

	b.	Initial Amount. The initial amount of the Aggregate Liability is the sum of such Maximum Annual Benefits specified in the Policyholder's application, as approved by the Company.

c.

Increases. A Policyholder may, at any time, increase the amount of the Aggregate Liability for any Benefit Year by applying to the Company for the addition of Covered Units or for an increase in the amount of Coverage applicable to a Class of Covered Units. The increase in the amount of Aggregate Liability will take effect upon the Company's approval of a written notice from the Policyholder which includes the name of the persons to be added and the amount of coverage for each.

d.

Decreases. In no event will the amount of the Aggregate Liability for a Benefit Year be decreased during such year. Termination of a Covered Unit's coverage will not operate to decrease the amount of the Aggregate Liability during that Benefit Year.

e.

Renewal Aggregate Liability. A Policyholder may establish a new Aggregate Liability to take effect as of the Anniversary date for the next Benefit Year. The amount of such Aggregate Liability may be more or less than the amount applicable to the prior year, and will take effect for the next Benefit Year, provided the Company approves a written notice from the Policyholder which includes the names of all persons to be covered and the amounts of coverage for each. All such applications must be received at the Company prior to such Anniversary.

3.4	Liability Not Limited. The limitation of liability for the payment of Reimbursement Premiums for each Benefit Year shall not apply with respect to each and every one of the following:
a.

The amount of any Benefits which are not actually paid by the Company during a Benefit Year, regardless of whether the expenses were incurred during such year. Any claim for Benefits on which a completed proof of loss, which does not require any additional information or follow-up, has been received by the Company and which has been date stamped at the Home Office of the Company at least 10 days before the end of a benefit year will be considered "paid" during such Benefit Year, if subsequently approved by the Company for payment; and

	b.	The amount of any medical expense incurred prior to the Effective Date of coverage; and

	c.	The amount of any medical expense incurred after the date coverage terminates; and

	d.	The amount of any Benefits paid with respect to an Insured Person, if such payment is made during a Benefit Year in which the person is not covered under this Policy; and

e.

The amount by which the Coverage applicable to an Insured person during the Benefit Year in which Benefits have been paid is less than the amount of such person's coverage during the immediately preceding Benefit Year; and

	f.	The amount of any and all costs, expenses, and damages, as provided in the Indemnification Section of the Premium Payment Agreement.

IV. ELIGIBILITY AND EFFECTIVE DATE

4.1	Eligible Employee. Any person who is:
	a.	I.	Chairman of the Board or his	$300,000.
surviving Dependents
		II.	Retired Chairman of the Board	$300,000.
And his Dependents or surviving Dependents
of Same (who has served 7 or more years
since 1980)
		III.	President	$100,000.
		IV.	Retired President
(who has served 7 or more years since 1980 and
			was employed on January 1, 2004)	$100,000.
		V.	Retired President
(who has served 7 or more years since 1980 and
			was employed prior to January 1, 2004)	$50,000.
		VI.	Executive Vice President	$50,000.
		VII.	Senior Vice Presidents	$50,000.
		VIII.	Vice Presidents	$50,000.
		IX.	Members of the Board	$50,000.
		X.	General Counsel	$50,000.
and

	b.	Covered as an Insured Person under the Policyholder's Group Health plan named in the application, or such other Health Plan, which is accepted by the Company.

4.2	Eligible Dependent.

	a.	A dependent of an Insured Employee who is covered as an Insured Dependent under the Policyholder's Group Health Plan or other accepted Health Plan, as stated above; or

b.

A child of the Insured Employee who is incapable of self-support and maintenance because of mental disability or physical handicap and is chiefly dependent upon the Insured Employee for support and maintenance. The Insured Employee must furnish proof of such incapacity and dependency that is satisfactory to the Group. Coverage will be continued as long as the child is incapacitated and dependent, unless otherwise terminated in accordance with the terms of the Contract.

4.3

Effective Date. The insurance of an Employee or an Employee and his Dependent will take effect as of the date, and for the amount of Coverage, which is specified in the Application, upon approval by the Company. In no event may such date be prior to the beginning date of the current fiscal year.

4.4

Changes. The amount of Coverage may be increased or decreased with respect to each Class of Covered Units, and additional Covered Units may become insured at any time during a Benefit Year, by written notice from the Policyholder, which includes the name of the persons and the amount of Coverage for each. Such increases and additions shall take effect as specified in the Application, upon approval by the Company

V. BENEFITS

5.1	Benefits Payable. Subject to all of the provisions of this Policy, the Company will pay, as Benefits, 100% of the Covered Expenses as follows:

a.

During the First Benefit Year of a Covered Unit's Coverage under this Policy, all such Covered Expenses must be Incurred during such Benefit Year. As used in this Policy, the date a medical expense in "Incurred" is the date treatment or services were actually rendered, or the date an item was actually purchased, and

b.

During subsequent Benefit Years, all such Covered Expenses must have been Incurred while the Covered Unit's insurance under this Policy is in effect. Accordingly, Covered Expenses Incurred in one Benefit Year which are not paid during such year will be paid in the subsequent Benefit Year, subject to all of the provisions of this policy.

5.2

Maximum Benefit. The maximum amount of Benefits payable under this Policy for each Covered Unit during each Benefit Year is the amount of the Maximum Annual Benefit in effect for such Covered Unit, as specified in the Application, as approved by the Company.

VI. COORDINATION OF BENEFITS

6.1	Benefits Subject to this Provision. This provision shall be applicable to all Benefits under this Policy.

6.2	Definition of "Plan". Any group Plan providing benefits or services for or by reason of medical or dental care or treatment by:
	a.	Group, blanket, or franchise insurance coverage;

	b.	Blue Cross, Blue Shield, group practice and other pre-payment coverage; and

	c.	Any self-funded or self-insured coverage established or maintained by an employer for his employees; and

	d.	Any coverage under governmental programs; and

	e.	Any coverage required or provided by statute.

In particular, but not by way of limitation, "Plan" shall mean any of the Plans described above with respect to which an Insured Employee or Dependent, or both, meets the eligibility requirements to be an Insured Person at any time while insured under this Policy. The term "Plan" shall be construed separately with respect to each policy, contract or other arrangement for benefits or services and separately with respect to that portion of any such policy, contract or other arrangement which reserves the right to take the benefits or services of other Plans into consideration in determining its benefits and that portion which does not.

6.3

Effect on Benefits. The amount of Benefits payable under this Policy shall be reduced to the extent that the sum of such reduced Benefits and the amount of the benefits payable under all other Plans as defined in 6.2 of this Section shall not exceed the total amount of the Covered Expenses.

6.4

Order of Benefit Determination. The benefits of all other Plans as defined in 6.2 of this Section shall be determined before the Benefits of this Policy, except in the case of a governmental plan which is required by law to be secondary.

6.5

Right to Receive and Release Necessary Information. For the purpose of determining the applicability of, and implementing the terms of, this provision or any provision or similar purpose of any other Plan, the Company may, without the consent of, or notice to, any person, release to or obtain from any other insurance company or other organization or individual, any information with respect to any person, which the Company deems to be necessary for such purposes. Any person claiming benefits under this policy shall furnish to the Company such information as may be necessary to implement this provision.

6.6

Right of Recovery. Whenever payments have been made under this Policy with respect to Covered Expenses in a total amount, at any time, in excess of the maximum amount of payment necessary at that time to satisfy the interest of this provision, the Company shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as the Company shall determine:

	a.	Any persons to or for or with respect to whom payments were made;
	b.	Any other insurance companies; and
	c	Any other organizations.

VII. PAYMENT OF BENEFITS

7.1	Claims Procedure. The following procedure must be followed by Insured Employees to obtain payment of Benefits under this Policy for themselves and for their Insured Dependents.

a.

Notice of Claim. Within 20 days after the date a Covered Expense is incurred, written notice must be submitted to the Company, identifying the person whose condition, illness, or injury is the basis of a claim.

b.

Claim Forms. Claim forms for submitting proof of loss will be furnished by the Company upon receipt of notice of a claim. If such forms are not furnished within 15 days after receipt of notice of a claim, an Insured Employee may use any written form as a claim form to submit a proof of loss which includes information indicating the occurrence, character, and extent of the Covered Expense for which a claim is made, and the identity of the insured Person incurring such expenses.

c.

Proof of Loss. A completed claim form together with the original bills for medical expenses incurred, a statement from the attending physician and a proof of settlement from all other Plans pursuant to paragraph 6.4 above, must be submitted to the Home Office of the Company within 90 days after the date a Covered Expense is incurred. The Policyholder's statement on each such claim for shall be a representation that the person with respect to whom claim is made was an Insured Person on the date the Covered Expense was incurred.

7.2

Payment of Benefits. All Benefits under this Policy will be paid to the Insured Employee for Covered Expenses incurred by him or his Insured Dependent. Such payment shall be made immediately upon receipt of due proof of loss.

In the event of the death or incapacity of the Insured Employee, Benefits will be paid to his estate or legally appointed guardian, respectively.

No assignment of all or any portion of any Benefit payable under this Policy shall be binding or enforceable against the Company, regardless of whether the Company has prior notice of such assignment.

7.3

Rights of Company. The Company reserves the right to have a physician of its own choosing examine any Insured Person whose condition, illness, or injury is the basis of a claim. All such examinations shall be at the expense of the Company. This right may be exercised when and as often as the Company may reasonable require during the pendency of a claim. The opportunity to exercise this right shall be a condition for obtaining payment of benefits for the claim.

The Company reserves the right to have an autopsy performed upon any deceased Insured Person whose condition, illness, or injury is the basis of a claim. This right may be exercised only where not prohibited by law.

The Company reserves the right to deduct from any benefits payable under this Policy to an Insured Employee, the amount of any prior payment which has been made to such Insured Employee:

	a.	In error; or

	b.	Pursuant to a misstatement contained in a proof of loss; or

	c.	Pursuant to a misstatement made to obtain coverage under this Policy within 2 years after the date such coverage begins; or

	d.	With respect to an ineligible person or

	e.	Pursuant to a claim for which benefits are recoverable under any Plan or act of law providing for coverage for occupational or maritime injury or disease.

This provision shall not be deemed to require the Company to pay benefits under this Policy in any such instance. Such deduction may be made against any claim for benefits under this Policy by the Insured Employee or by any of his Insured Dependents, if such payment is made with respect to such Insured Employee or any person covered or asserting coverage as a Dependent of such Insured Employee.

7.4	Discharge of Liability. Any payment made in accordance with the provisions of this Section shall fully discharge the liability of the Company to the extent of such payment.

7.5

Legal Action. No action at law or in equity shall be brought under this Policy prior to the expiration of 60 days after proper written proof of loss has been furnished in accordance with the requirements of this Policy. No such action shall be brought after the expiration of 3 years after the time written proof of loss is required to be furnished in accordance with the requirements of this Policy.

VIII. TERMINATION OF INSURANCE

8.1	Termination of Policy. This policy may be terminated at any time by written agreement between the Policyholder and the Company.

The Policyholder may terminate this policy by written notice to the Company on or before any Premium Due Date, effective on said Premium Due Date.

The Company may cancel this policy on any Premium Due Date after it has been in effect for 12 months. Written notice will be given to the Policyholder at least 31 days in advance of the termination date.

This policy will terminate for non-payment of premiums as stated under Grace Period.

When this policy terminates:

	1.	The Company shall promptly return any unearned premium paid; and
	2.	The Policyholder agrees to pay, and shall be liable for, any earned premium which has not been paid.

8.2	Termination of Employee Insurance. An Insured Employee's insurance will end on the date:
	a.	This Policy terminates; or

	b.	Such Employee ceases to be as Eligible Employee (as defined in section 4.1); whichever is earlier.

8.3	Termination of Dependent Insurance. The Dependent insurance of any Insured Employee will end on the date:
	a.	The Insured Employee's insurance ends; or

	b.	All Dependent Insurance under this policy is deleted; whichever is earlier.

Insurance for each Dependent will end on the date he ceases to be an Eligible Dependent (as defined in section 4.2).

IX. GENERAL PROVISIONS

9.1	Entire Contract. This policy, the Premium Payment Agreement, and the Application of the Policyholder, which is attached hereto, constitute the entire contract between the Policyholder and the Company.

All statements made by:

	a.	The Policyholder; or

	b.	An Insured Person.

shall be deemed representations and not warranties. No such statement shall be used in any contest unless a written copy of the statement is, or has been, furnished to the Insured Person or his beneficiary.

9.2	Certificates. The Company shall furnish to the Policyholder, for distribution to his Insured Employees, Certificates of Insurance describing the essential provisions of this policy.

9.3	Conformity With Law. If any provision of this policy is in conflict with any law to which it is subject, such provision is hereby amended to conform with the law.

9.4	Clerical Error. No clerical error (by the Policyholder or the Company) shall:

	a.	Provide insurance to which a person is not entitled; nor

	b	Prevent insurance to which he is entitled; under the terms of this policy.

Premiums will be adjusted (retro-active for no more than 12 months) when such an error is found.

9.5	Workers' Compensation. This policy is not a Workers' Compensation policy. It does not replace nor satisfy any requirement for such insurance.

9.6	Use of Pronouns. A masculine pronoun, when used herein shall include the feminine, unless the context clearly indicates otherwise.

X. CONTINUATION

Continuation of Coverage. Insurance may be continued for an Insured Employee and his Insured Dependents for up to 18 months after it would otherwise end due to:
1.	Termination of employment; or
2.	Reduction in hours of work.

If such Employee or his Insured Dependent is determined under The Social Security act to have been disabled at the time of the Qualifying Event named above, this Coverage may be continued for up to 29 months. Proof of this determination must be sent to the Company:

1.	Within 60 days after such determination is made; and
2.	Before the 18 month continuation ends.

If an Insured Employee who is on the 18 month continuation dies, or becomes entitled to benefits under Medicare, his Insured Dependents will be entitled to a total of 36 months of continued coverage. This shall be counted from the date of the original Qualifying Event.

Insurance may be continued for Insured Dependents only for up to 36 months after it would otherwise end due to:
1.	Death of the Insured Employee; or
2.	Divorce or legal separation; or
3.	The Insured Employee becoming eligible for Medicare; or
4.	An Insured Dependent child ceasing to satisfy the definition of an Eligible Dependent.

Requirements. The Insured Person who wants to continue his coverage must:
1.	Elect this continue coverage within 60 days of the later of
	a.	The date his insurance would otherwise end; or
	b	The date he received notice from the Plan Administrator of the right to continue his coverage; and

2.

Pay the required premium to his Employer. The first premium must be paid within 45 days after he elects this Continuation. It shall include the time from the date insurance would have ended to one month past the date Continuation was elected. Subsequent premiums must be paid monthly, in advance. For the first 18 months of Continuation the required premium shall be 102% of the group premium. For an Employee who qualifies for the 29 months continuation due to disability, the premium for the additional 11 months of coverage shall be increased to 150%.

No Evidence of Insurability is required for this Continuation.

Notice. The Insured Employee is required to notify the Plan Administrator within 30 days after a Dependent's insurance would end due to:
1.	Divorce or legal separation; or
2.	A Dependent child no longer being eligible.

Termination of Continued Coverage. This continued coverage will end on the earliest of the following dates:
1.	The end of the last period for which the required premium was paid; or
2.	The date this policy terminates (The Employee or Dependent may be entitled to coverage under another health plan the Employer provides for his employees); or
3.	The date the Insured Person becomes covered under another group health plan which does not contain any exclusion or limitation with respect to any pre-existing condition of such Insured Person; o
4.	The date the Insured Person becomes entitled to benefits under Medicare; or
5.

For a Continuation due to termination of employment or reduction in hours, the end of a period of 18 months following the date insurance would have otherwise ended, unless extended to 29 months due to determination of disability; or

6.	For a Continuation for any reason except termination of employment or reduction in hours, the end of a period of 36 months following the date insurance would have otherwise ended

COMPLAINT NOTICE: Should any dispute arise about your premium or about a claim that you have filed, write to:
American National Insurance Company
Health Claims Department
One Moody Plaza
Galveston, Texas 77550

If the Problem is not resolved, you may also write to the:

State Board of Insurance
Department C
1110 San Jacinto
Austin, Texas 78786.

This notice of complaint procedure is for information only, and does not become a part or condition of this policy.